Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2018-4 for the fiscal year ended December 31, 2019, (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.	A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of August 22, 2018, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2018-4 and Wells Fargo Bank, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.
2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

By:	/s/ Sandra M. Broderick
Name:	Sandra M. Broderick
Title:	EVP Head of Operations
Date:	March 30, 2020

By:	/s/Andrew Kang
Name:	Andrew Kang
Title:	Treasurer
Date:	March 30, 2020